                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Technical Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

M. Mahmud Awan, Philip A. Phalon, Robert B. Bregman, William C. Martindale, Jr.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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
                                THE PHALON GROUP
                                40 SALEM STREET
                              LYNNFIELD, MA 01940

                                                                   July 31, 1998

DEAR FELLOW TECHNICAL COMMUNICATIONS STOCKHOLDER:

          THE ANNUAL MEETING HAS BEEN RESCHEDULED FOR AUGUST 14, 1998.
                  THERE IS STILL TIME TO VOTE YOUR GOLD PROXY.

    We are writing to bring you up to date about a number of key developments at Technical Communications. The Annual Meeting, postponed to July 28, 1998, was called to order and immediately adjourned to August 14, 1998.

    When the Meeting is reconvened on August 14, you will have the opportunity to elect to the Board the Phalon Group nominees, who are standing for election in opposition to management's candidates. Please refer to our Proxy Statement which was mailed to you three weeks ago for detailed information about our director candidates.

            ELECT DIRECTORS WHOSE INTERESTS ARE ALIGNED WITH YOURS.

    In this election contest, you should ask yourself which group best represents your interests as an owner of Company stock. The Phalon Group beneficially owns in excess of 215,000 common shares or about 17% of the Company.

    In stark contrast, the current Board and management collectively own approximately 36,000 shares, less than 3% of the Company, once you exclude the generous stock options which they gave themselves. Who best represents your interests? We think the answer is clear.

                    DO NOT LET MANAGEMENT GET AWAY WITH ITS
                       SELF-DEALING ENTRENCHMENT TACTICS.
                          VOTE YOUR GOLD PROXY TODAY!

    SINCE APRIL, MANAGEMENT HAS USED YOUR MONEY TO PAY EXPENSIVE LAWYERS AND OTHER ADVISORS TO REMAIN ENTRENCHED IN THEIR JOBS, ATTEMPT TO IMPLEMENT A STAGGERED BOARD, DELAY THE ANNUAL MEETING AND GENERALLY AVOID ACCOUNTABILITY TO STOCKHOLDERS--THE REAL OWNERS OF THE COMPANY.

    Even the continuing threat of contempt of court has not stopped management from pursuing its agenda. Injunctions, denials of motions, denials of appeals of those motions and finally, a hearing regarding management's alleged contempt of court scheduled for August 6 has not deterred management from continuing to waste your funds to preserve their seats.

                 MANAGEMENT IS DESPERATE FOR A STAGGERED BOARD.

    You should know that:

    - ON MAY 22, 1998, WE SUED THE COMPANY AND ITS DIRECTORS (OTHER THAN PHIL PHALON) IN MASSACHUSETTS SUPERIOR COURT CLAIMING, AMONG OTHER THINGS, THAT THE DIRECTORS (i) BREACHED THEIR FIDUCIARY DUTIES BY ENGAGING IN SELF-DEALING TRANSACTIONS; (ii) ENGAGED IN CONCEALMENT OF ILLEGAL AND POSSIBLY CRIMINAL CONDUCT; AND (iii) ILLEGALLY ACTED TO ENTRENCH THEMSELVES BY ATTEMPTING TO STAGGER THE BOARD.

    - On June 9, the Superior Court enjoined management from implementing a staggered board as adopted at the April 30, 1998 meeting of the Board.

    - AFTER THE MASSACHUSETTS APPEALS COURT DENIED MANAGEMENT'S APPEAL, IN PART BECAUSE OF THE "SERIOUS QUESTIONS CONCERNING THE VALIDITY OF THE VOTE", ON JUNE 24, 1998, MANAGEMENT CONSPIRED TO RE-ADOPT THE VERY SAME RESOLUTIONS, IN A DIRECT VIOLATION OF THE JUNE 9 ORDER! SERIOUS QUESTIONS STILL EXIST AS TO WHETHER THE NOTICE FOR THE JUNE 24 ACTION WAS VALID OR WHETHER A QUORUM WAS PRESENT.

    - We filed a new complaint in Superior Court alleging contempt of the June 9 Order. After again denying management's motions to have the court condone the action of June 24, the court scheduled a hearing on the contempt complaint.

    You should ask yourself why management is so desperate to implement a staggered Board that it would risk being in contempt. Again, we think the answer is clear.

                  MANAGEMENT'S STRATEGY: DELAY, DELAY, DELAY.

    Having failed in its attempt to implement a staggered Board:

    - Management then sought to delay the Annual Meeting and change the May 29 record date it had initially set, thereby illegally delaying its possible ouster by several more weeks.

    - Management complained, among other things, that it was unable to clear and mail its proxy materials in time for the July 17 meeting, although the Phalon Group was able to successfully do so.

    - After further legal proceedings, we managed to preserve the May 29 record date, but permitted management the extra time to clear and distribute its proxy materials. As we have noted, the meeting will now re-convene on August 14, 1998.

    - Incredibly, management's proxy statement claims that it successfully implemented a staggered Board and that only two directors will stand for election on August 14, rather than the entire Board.

    IN OUR VIEW, THIS FINAL MANAGEMENT TACTIC, ALONG WITH ALL THE OTHERS, ARE SIMPLY PERSISTENT AND PERVASIVE MANIPULATIONS OF THE CORPORATE MACHINERY SO THAT MANAGEMENT CAN CONTINUE ITS PATTERNS OF SELF-DEALING, ITS ARROGANT FLOUTING OF MASSACHUSETTS CORPORATE LAW AND ITS DELIBERATE FAILURE TO IMPLEMENT SPECIFIC COURT ORDERS IN ORDER TO USE THE COMPANY AND ITS FUNDS TO ACHIEVE THEIR OWN PERSONAL AGENDAS.

    You do not have to let this continue. Vote for a Board that will be responsive to the wishes of its stockholders. Please vote your GOLD proxy today.

                   DO NOT BE FOOLED BY MANAGEMENT'S SELECTIVE
                       DISCLOSURE IN ITS PROXY MATERIALS.

    By now you have probably received management's proxy materials, which in our view is filled with half-truths, mischaracterizations and selective excerpts from depositions designed to tarnish our Group and our efforts. Management has refused to be deposed and answer our questions under oath.

    Do not be fooled. Based on its activities over the last several months, it is clear to us that this management cannot be trusted to give you the whole truth. We suggest you ignore any proxy materials sent to you by management and do not vote any WHITE management proxy cards.

    Remember--even if you have already signed a WHITE management proxy card, you have every legal right to change your mind and vote a GOLD Phalon Group card. Only your latest dated proxy card will count in the election.

                      TIME IS SHORT. PLEASE VOTE PROMPTLY.

    If you have any questions, or need assistance in voting your shares, please call MacKenzie Partners, Inc., which is assisting the Phalon Group, toll-free at
(800) 322-2885. We must receive your proxy prior to August 14.

    We appreciate your continuing support of the Phalon Group and its goals.

                                           Sincerely,

                                                        [SIG]

                                           PHILIP A. PHALON
                                           FOR THE PHALON GROUP

                                THE PHALON GROUP
               SUPPLEMENT TO PROXY STATEMENT--DATED JUNE 26, 1998

    As you are probably aware, the members of the Phalon Group (Philip A. Phalon, M. Mahmud Awan, William C. Martindale, Jr. and Robert B. Bregman) are in the middle of a protracted struggle with the incumbent Directors (other than Mr. Phalon) of TECHNICAL COMMUNICATIONS CORPORATION (the "Company" or "TCC") to replace at least a majority of the Directors. Please refer to our Proxy Statement dated June 26, 1998, which you should have received at least three weeks ago, for a more detailed description of the Phalon Group's Nominees and background of this proxy contest. This letter is intended to bring you up to date on important developments which have occurred since our Proxy Statement was distributed. Please note that the meeting date for the 1998 Annual Meeting of Stockholders (the "Annual Meeting") was postponed to July 28, 1998, at which time, pursuant to court order, it was adjourned to 10:00 A.M. on Friday, August 14, 1998 at the offices of TCC at 100 Domino Drive, Concord, Massachusetts.

    As described in our Proxy Statement, on June 9, 1998 a Massachusetts Superior Court Judge ordered that:

    "The defendants [TCC, Arnold McCalmont, Herbert A. Lerner, Carl H. Guild, Robert T. Lessard, Mitchell B. Briskin, Donald Lake and Thomas B. Peoples] shall be enjoined from implementing the votes taken at the meeting held on April 30, 1998 adopting the provisions of G.L. c. 156B, 50A and restructuring the terms of the Board of Directors to staggered terms."

    After the Massachusetts Court of Appeals denied the defendants' appeal
(". . . injunctive relief was granted on the basis of a showing of circumstances which gave rise to serious question concerning the validity of the vote by which the [defendants] sought to bring themselves within the provisions of Section 50A
 . . ."), the defendants conspired to attempt to re-adopt on June 24, 1998 the exact votes taken on April 30, 1998 (and enjoined by the June 9, 1998 Court Order) to reinstitute a staggered Board scheme.

    On June 29, 1998, Mr. Phalon and Dr. Awan filed a Complaint for Civil Contempt (the "Contempt Complaint") in Middlesex Superior Court against the defendants alleging that the action taken on June 24, 1998, even if effective notwithstanding defective notice and absence of a legal quorum, was a clear and substantial violation of the terms of June 9, 1998 Order, amounting to contempt of court, and that the action should be declared null and void. The defendants filed POST FACTO Motions for Clarification and Reconsideration, as to their actions of June 24, 1998 and the June 9, 1998 Court Order. The Superior Court denied the defendants' Motions. The Contempt Complaint is scheduled for a full hearing on August 6, 1998. You should be aware that if the Court had ruled favorably on the defendants' Motions, the Contempt Complaint would have been mooted.

    Immediately after the July 2, 1998 hearing on the Motions for Clarification and Reconsideration and in a continuing attempt to circumvent the Court Order and thwart the Group's attempts to elect a new Board of Directors, the defendants purported to conduct another hurriedly called (and improperly noticed) Board meeting in an effort to change the meeting and record dates of the Annual Meeting.

    Mr. Phalon and Dr. Awan filed a motion in Superior Court seeking to enjoin the implementation of any votes to change the meeting and record dates. Following the July 10, 1998 hearing on that motion, the Court entered a Stipulated Interlocutory Order whereby the date of the Annual Meeting was initially postponed to July 28, 1998 at which time the meeting would be adjourned to August 14, 1998. This postponement/adjournment was intended to permit the defendants more time to conduct a solicitation while preserving the record date of May 29, 1998.

    In their proxy statement, the defendants take the position that the June 24, 1998 action to reinstitute a staggered Board is valid, and thus only two Class I Directors are to be elected at the Annual Meeting, rather than the entire Board as contemplated under the June 9, 1998 Order and in our Proxy Statement.

The Phalon Group believes that the June 24, 1998 action is invalid for a variety of reasons and, moreover, constitutes just another manipulative device employed by the defendants to continue their self-dealing and illegally avoid their day of reckoning before the TCC stockholders. However, if the Court does not invalidate that action following the hearing on the Contempt Complaint, Mr. Phalon and Dr. Awan, as the designated proxies and attorneys-in-fact for those TCC stockholders submitting a "Gold Card", intend to vote for themselves as the two eligible nominees of the Phalon Group, even if another Phalon Group Nominee receives more votes.

    If you are undecided, or have revoked a Gold Proxy by executing and returning a proxy received from the defendants, please be reminded of the following chronology:

DATE                            EVENT
------------------------------  ---------------------------------------------------------------------------------
May 1990                        -  TCC's Board, including Arnold McCalmont and Herbert Lerner, votes to exempt
                                   TCC from statutorily staggered Board

Aug. 1997                       -  TCC officers discover improprieties in the handling of certain foreign sales arrangements

Nov. 1997                       -  TCC's counsel investigates possible violations of law and cover up by Arnold
                                   McCalmont, James McCalmont and Herbert Lerner

Dec. 1997                       -  Date for timely filing of TCC Form 10-K passes

Jan. 1998                       -  TCC's counsel finds that violations of law and fraudulent cover up have occurred and recommends that Arnold McCalmont and James McCalmont be removed as officers and directors and make restitution to TCC

                                -  James McCalmont resigns; Arnold McCalmont remains a director; no restitution made to TCC

                                -  CFO Graham Briggs is fired for refusing to sign Form 10-K. Form 10-K filed one month late (disclosure: "Minimal at Best")

Feb. 1998                       -  CEO Roland Gerrard is fired and resigns as a director

                                -  Annual Meeting date under the By-Laws passes without meeting

Mar. 1998                       -  Statutory date for Annual Meeting passes without meeting

Apr. 1998                       -  Phalon Group is formed and demand is made that Annual Meeting be held and stockholder list be disclosed

                                -  McCalmont, Guild, Lerner and Lessard elect as directors their three allies
                                   (Briskin, Lake and Peoples), and vote to adopt a staggered Board scheme

                                -  Annual Meeting noticed for July 17, 1998, with Record Date of May 29, 1998

May 1998                        -  Phalon and Awan file suit, seeking injunctive relief and copy of TCC's counsel's report

DATE                            EVENT
------------------------------  ---------------------------------------------------------------------------------
Jun. 1998                       -  Superior Court enjoins staggering of TCC Board

                                -  Appeals Court denies defendants' appeal

                                -  Briskin, Lake, Peoples and Guild readopt April 30, 1998 votes and attempt to reinstitute staggered Board

                                -  Phalon and Awan file Contempt Complaint

                                -  Phalon Group begins solicitation

                                -  Defendants file post facto Motions for Clarification and Reconsideration

Jul. 1998                       -  Defendants' Motions denied

                                -  Annual Meeting ordered to be held on July 28, 1998, with Record Date of May
                                   29, 1998

                                -  Annual Meeting adjourned to August 14, 1998

                                -  Defendants seek indemnification agreements from TCC

Aug. 1998                       -  Contempt Complaint hearing

    The Phalon Group will use public filings and press releases to communicate the results of the hearing on the Contempt Complaint, to the extent that such results would have an effect on the actions to be taken at the Annual Meeting.

    It should be obvious from the pattern of conduct engaged in by the Company and its directors (except for Mr. Phalon) that such behavior is and has been an attempt to use corporate mechanisms which appear superficially valid to, in fact, accomplish illegal results. The directors have deliberately flouted Massachusetts law and specific orders of the Massachusetts Courts to attempt to illegally entrench themselves in order to continue to govern the Company to accomplish their personal agendas. DO NOT BE FOOLED if you read the Company's proxy statement: It mischaracterizes conduct, particularly the conduct and statements of Mr. Phalon and Dr. Awan, and takes events and words completely out of context.

    If you have any questions, please call PHILIP A. PHALON, 40 SALEM STREET, LYNNFIELD, MASSACHUSETTS 01940, 781-246-9199 or MacKenzie Partners, Inc. 212-929-5500 (collect) or Toll Free 800-322-2881.

            YOUR VOTE IS IMPORTANT--VOTE THE GOLD PROXY CARD FOR THE
                             PHALON GROUP NOMINEES

    July 31, 1998